CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-147101 and 333-149124) of Constant Contact, Inc. of our report dated March 14, 2008 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 14, 2008